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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2002

SEALED AIR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12139 (Commission File Number)	65-0654331 (IRS Employer Identification No.)
Park 80 East, Saddle Brook, New Jersey 07663-5291 (Address of Principal Executive Offices) (Zip Code)

201-791-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

Sealed Air Corporation issued the following press release on November 29, 2002:

SEALED AIR ANNOUNCES PENDING SETTLEMENT

        SADDLE BROOK, N.J., Friday, November 29, 2002—Sealed Air Corporation (NYSE:SEE) announced today that it has reached an agreement in principle with all of the appropriate parties to resolve all of the current and future asbestos-related claims and the pending fraudulent transfer claims made against it and its affiliates in connection with the 1998 transaction in which Sealed Air acquired the Cryovac packaging business from W.R. Grace.

        The pending settlement calls for the Company to contribute 9 million shares of Sealed Air common stock. The shares closed at $24.48 on Wednesday, November 27, 2002. The pending settlement also calls for the payment of $512.5 million in cash plus interest, at a 5.5% annual rate, starting on December 21, 2002 and ending on the effective date of the W. R. Grace plan for reorganization. The cash payment must be made in full at that time. Sealed Air will not seek indemnity from Grace for payments made under this agreement.

        The agreement also provides for full protection of Sealed Air from any and all claims against the Company by Fresenius Medical Care AG related to the W. R. Grace transactions.

        This agreement is subject to Sealed Air and its affiliates, subsidiaries, officers, directors et al., receiving the full benefit of 11 U.S.C. Sec. 524(g) and Sec. 105 of the U.S. Bankruptcy Code. This provides that all asbestos-related claims against Sealed Air would be channeled to a trust to be established as part of W.R. Grace's plan of reorganization that will make payments to asbestos claimants on behalf of Grace. The agreement is also subject to the approval of Sealed Air Corporation's Board of Directors and the Asbestos Personal Injury and Asbestos Property Damage Creditors Committees in the W.R. Grace bankruptcy proceeding. Approval will be sought by the respective parties no later than December 6, 2002. The agreement is also subject to execution of a definitive settlement agreement.

        William V. Hickey, President and Chief Executive Officer, stated that: "This agreement in principle provides Sealed Air with finality and certainty as we put the Grace-related issues behind us. We believe that reaching this timely and manageable settlement is in the best interests of our shareholders and our business. Sealed Air will continue doing what we do best: providing superior, innovative packaging products and solutions that add value to our customers around the world."

Business

        Sealed Air Corporation is a leading global manufacturer of a wide range of food, protective and specialty packaging materials and systems, including such widely recognized brands as Bubble Wrap® air cellular cushioning, Jiffy® protective mailers and Cryovac® food packaging products. For more information about Sealed Air Corporation, please visit the Company's website at www.sealedair.com.

Certain statements made by the Company in this press release may be forward-looking statements. These statements include comments as to future events and trends affecting the Company's business, which are based upon management's current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company. Forward-looking statements can be identified by such words as "expects," "intends," "plans," "estimates" and similar expressions. Actual results may differ materially from these expectations due to a number of factors, including successful negotiation and implementation of a definitive settlement agreement and legal proceedings, including those related to W. R. Grace & Co. A more extensive list and description of other factors can be found under the heading "Forward-Looking Statements" in Management's Discussion and Analysis of Results of Operations and Financial Condition, which appears in the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and in the Company's other publicly available filings with the Securities and Exchange Commission.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION
By:	/s/ MARY A. COVENTRY Name: Mary A. Coventry Title: Vice President

Dated: December 2, 2002

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SIGNATURE